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Signature Group Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

NEW SIGNATURE, LLC

CHARLESTOWN CAPITAL ADVISORS, LLC

RAJ MAHESHWARI

LEE SMITH

BOUCHARD 10S LLC

CRAIG T. BOUCHARD

DUART HOLDINGS LLC

MALCOLM F. MACLEAN IV

STEVEN GIDUMAL

CLIFFORD D. NASTAS

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A New Vision for SGGH: Maximizing Shareholder Value THE NEW SIGNATURE BOARD SLATE May 9, 2013 * * *

New Signature As Time is Running Out! THE NEW SIGNATURE BOARD SLATE A New Vision for SGGH 2 * * *

SGGH Is Underperforming In All Respects
First,
Signature’s stock currently trades 40% below the approximate
Net Asset Value (NAV)*.
A New Vision for SGGH
3 THE NEW SIGNATURE BOARD SLATE
We know of VERY FEW
Acquisition
companies that trade below NAV.
*NAV does not include the value of the Net Operating Losses (NOLs).
‘All calculations based on Company 10-K for the period ended December 31, 2012.
**As adjusted per our calculations of current value.
NAV per Share': $0.92-1.00
Share Price (May 8, 2013): $0.55
Discount to NAV 40-45%
Net Asset Value Analysis
($mn's)
Assets 12/31/2012 Less: 12/31/2012
Cash and Equivalents $54 Contingent Consideration $4
Investment Securities 3                    Notes Payable 37
Loans Receivable** 33                 Term Loan 7
NABCO** 55                 Seller Notes 3
Other Assets (Vera Manufacturing)** 10
Cosmed** 1
Reversal of Repurchase Reserve** 8
Total $163 Total $51
Approximate Net Asset Value (NAV) $112
Approximate NAV per Share $0.92-1.00
*
*
*
*

SGGH Market Cap versus the
Value of SGGH Federal NOL
$200mm
$180mm
$160mm
$140mm
$120mm
$100mm
$80mm
$60mm
$40mm
$20mm
$0mm
$70mm
$90mm
$180mm
SGGH Mkt Cap
Low NOL Value
High NOL Value

SGGH Is Underperforming In All Respects
Second,
Signature’s market cap is lower than the value of its Federal NOL!

Note:  Per the 10-K for the period ended December 31, 2012 (p.4),  SGGH had a federal NOL of $886.9 million.
Note:  This chart does NOT include the value of Signature’s state NOLs.
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Signature Today
Weak Board of Directors
Inexperienced Management
Failed to Execute a Strategy
Wasteful Cost Structure
We believe SGGH trades well below NAV because the company has:

A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Weak Board
Is running the company from Texas
Company HQ is in California
Deal flow is in New York and Chicago
Little discernible skill or experience with the
sorts of acquisitions appropriate to SGGH
CEO Chris Colville:
Absentee
Edward Lamb:
Pre-Bankruptcy Fremont Executive
John Koral:
Retired Contractor
Retired construction company executive
No public company experience
On board since Emergence from Bankruptcy
Robert Schwab*:
Retired
Works for Los Angeles Clippers’ basketball
club
Former senior executive at Fremont General
prior to bankruptcy
Least qualified member of the Board
Appears to have no experience searching,
sourcing, evaluating or executing business
transactions
The current board members lacks the skills and experience needed to maximize the value of
Signature’s assets.

* We believe Mr. Schwab has withdrawn his
candidacy for the Board
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Sam Zell's SGGH Position is only 0.15% of his Net Worth
Current Value of Zell SGGH Position ($6mm)
Zell Net Worth ($4B)

Weak Board Needs Checks & Balances
Why Does Sam Zell Care about SGGH?
Per Forbes, Sam Zell has a net worth
of $4B as of March 2013.
Zell’s ownership of SGGH stock
(11.3mm shares) cost EGI (Zell’s
Fund) only $5mm, or 0.12% of Zell’s
net worth.
Sam Zell’s placement of one of his Managers on the Board coupled with the
Weak Board creates an environment for Potential Conflicts
We Believe Sophisticated Investors like Sam Zell and others like him should
care
about the value (from the useable NOLs) residing in Signature

We believe sophisticated investors willing to backstop our deals should be embraced
However, we believe there are many investors that will work with us
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Chaos In The Boardroom

For a company with only two small operating businesses, SGGH has had extraordinary turnover in the Board of Directors.  Since the 2010 Emergence
from Bankruptcy, 14
people have served on Signature’s board.
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

We believe Chris Colville is NOT the right CEO for SGGH:
Inexperienced Management
During Mr. Noell’s tenure:
SGGH failed to execute any
significant deals to utilize the
NOLs
The share price declined by
over 25% since Emergence
from bankruptcy,
underperforming the market by
over 70%
Signature generated over
$21mm in operating losses

Failed as Chairman of
SGGH
No M&A experience
or acumen
In the kind of deals necessary to
assure Signature success
Over the last year, Colville:
Provided board oversight
during the period of significant
shareholder value destruction
Approved the severance
package for Craig Noell, in
which the Board unnecessarily
paid Mr. Noell $650,000 in cash
and 2 million shares of stock
and warrants
Had no succession plan in place
upon the resignation of Mr.
Noell
Upon becoming CEO, accepted
250,000 shares with
accelerated vesting untied to
performance
Protégé of
Craig Noell
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

No Clear Strategy And No Ability To Execute
What do the replacement circuit breaker, cosmetics and contract furniture manufacturing industries have to do with each other?

Signature is a company without a clear strategy
for sustainable shareholder value creation
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
SGGH has only made small acquisitions in unrelated industries, none of which create significant value for the company
We believe it demonstrates a ”seat-of-the-pants” approach to acquisitions and SGGH acquisition strategy
*
*

Wasteful Cost Structure
Share count has increased from 112.6mm in the first quarter post-
emergence to nearly 150mm (fully diluted) today, even though the stock price has declined from $0.80 to below $0.60.

Operating Losses
2011:  $3mm in salaries & bonuses for top executives
2012:  $2.5mm in salaries & bonuses for top executives
November 2012:  General Counsel Chris Manderson was hired by the company for $1.1mm*
2013: When Chris Colville was hired as CEO, he was awarded 250,000 restricted shares of stock with an accelerated vesting schedule untied to Colville’s performance
Noell resigned, but the Board deemed separation as “termination without cause”
Noell was paid over $650,000 in unnecessary cash compensation
PLUS
Vesting of 1.5mn options and 500,000 shares of restricted stock
20 full-time employees at the parent/holding company level
Since Emergence from bankruptcy cumulative operating losses in excess of $21mm
Excessive executive
compensation relative to
performance
Outrageous and
Unnecessary Departure Gift
to Craig Noell
Inefficient Staffing and
Excessive Overhead
Dilutive Stock Awards
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*$270,000 base salary + 756,000 options (vesting over 3 years) worth approximately $700,000 + 195,000 shares of restricted stock worth approximately $100,000
*

Wasteful Cost Structure
While the Shareholders have suffered, the Board has paid itself lavishly:

Sources:  2012 Company proxy filing (p. 14), 2012 Company 10-K/A (p. 4); 2012
Company 10-K (pp. 29-30).
And the Board has continued its lavish ways in 2013:
Additional Disclosed Director Payments in 2013:
Craig Noell
Resignation Payment
$650,000
2mn shares & options
Chris Colville
Gift of Accelerated Vesting
250,000 shares of stock
The 2012 payments are in addition to the $1 million in cash and stock paid to Chris Manderson upon becoming General Counsel in 2012.
Year
Director
Compensation
SGGH Operating
Loss
2011 $810,275 ($20,221,000)
2012 $853,224 ($7,072,000)
Cumulative $1,663,499 ($27,293,000)
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Our Vision For A New Signature
Appoint a seasoned CEO with the skills and experience
to maximize the value of Signature’s assets
Build a lean, experienced, capable, and professional
management team
Compensate employees appropriately for goals achieved
Top-notch Board to oversee value creation
Pursue meaningful acquisitions
Complete 1 or 2 large (goal of >$50mn in EBITDA)
transactions that will efficiently utilize the NOLs
Signature is the surviving company
Develop an appropriate capital structure.  For example,
finance the transaction(s) with bank debt, high-yield
debt, cash and new equity

Our Mission is to raise the
stock price significantly
through a series of steps:
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Our Slate For A New Signature Board
CEOs with public company experience
Strong corporate governance and existing company
knowledge
Appropriate and proven deal experience
Continued flow of deals that may be appropriate for
SGGH
Proven successful track record for investor and
shareholder value creation
A clear vision for generating value at SGGH

Unlike the current Board,
our slate offers:
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

SGGH Must Consider Large Deals
Higher EBITDA should result in a higher stock
price (allowing us to issue proportionally fewer
shares in an acquisition)

The bigger the deal, the higher proportion of
debt the market will allow to fund the
acquisition
Large Deals Should Allow More Efficient Financing:
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
Deal Structure Examples
Acquisition
EBITDA 25.0 $        35.0 $         50.0 $        75.0 $        100.0 $
Assumed Purchase Price 162.5 $     227.5 $      325.0 $      487.5 $     650.0 $
Multiple on EBITDA*
6.5 x 6.5 x 6.5 x 6.5 x 6.5 x
Financing
Debt 100.0 $     140.0 $      200.0 $      318.8 $     450.0 $
  at 4.0x to 4.5x Coverage**
4.0 x 4.0 x 4.0 x 4.25 x 4.5 x
Cash on Hand to Use 30.0 $        30.0 $         30.0 $        35.0 $        35.0 $
New Equity to be Raised 32.5 $        57.5 $         95.0 $        133.8 $     165.0 $
Number of Shares at $0.65 50.0           88.5            146.2         na na
Number of Shares at $1.10 na na 86.4           121.6         150.0
*Estimate for target companies in our likely universe
**We believe the debt markets would allow us to use 4.0-4.5x leverage to finance an acquisition.
Dollars & shares in millions
*
*

SGGH Must Consider Large Deals
The faster the NOLs are utilized, the faster and
higher the stock should rise

Large Deals Should Create More Value For Shareholders:
The bigger the deal, the lower the interest rate
on new high yield bonds
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
Creating Stock Value
EBITDA 25.0 $      35.0 $      50.0 $      75.0 $      100.0 $
Interest Expense 11.0 $      15.4 $      20.0 $      31.1 $      42.8 $
Assumed Interest Rate
11.0% 11.0% 10.0% 9.75% 9.5%
Earnings before Taxes (EBT) 14.0 $      19.6 $      30.0 $      43.9 $      57.3 $
Net Income 14.0 $      19.6 $      30.0 $      43.9 $      57.3 $
Est. Number of New Shares 50.0          88.5          116.3       121.6       150.0
Est. Number of Total Shares 200.0       238.5       266.3       271.6       300.0
Earnings per Share (E.P.S.) 0.07 $      0.08 $      0.11 $      0.16 $      0.19 $
Stock Price at P/E multiple of 10 0.70 $      0.82 $      1.13 $      1.62 $      1.91 $
Stock Price at P/E multiple of 15 na na 1.69 $      2.43 $      2.86 $
Dollars & shares in millions
*
*

Larger Deals Deliver Greater Value
Using up the NOL in 16 years or less is critical to
maximizing the NPV Benefit of the NOLs
Every month of delay in closing a deal simply
burns more cash from operations

Large deals and speed are essential to maximizing the value of the NOL:
Small deals will never fully utilize the NOLs
Small deals also imply higher cumulative
transaction costs
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
NOL Time Usage
EBITDA 25.0 $      35.0 $      50.0 $      75.0 $      100.0 $
Earnings before Taxes (EBT) 14.0 $      19.6 $      30.0 $      43.9 $      57.3 $
Number of YEARs to use NOLs 64             45             30             20             16
NOL Amount today 890.0 $    890.0 $    890.0 $    890.0 $    890.0 $
Dollars & shares in millions
*
*

As the NOL is Used, the Value Accrues to Shareholders
$1,000
$800
$600
$400
$200
$0
$mm's
0 2 4 6 8 10 12 14
Year
NOL Outstanding
Cumulative Value to Shareholders

As the NOL is Used, the Value Accrues to Shareholders
$1,000
$800
$600
$400
$200
$0
$mm's
0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 62
Year
NOL Outstanding
Cumulative Value to Shareholders

Larger Deals Deliver Greater Value

Large deals and speed are essential to maximizing the value of the NOL:
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*Assumes:  $100mn in EBITDA, generating $57.3mn in EBT, 40% tax rate.  EBITDA and debt outstanding remain constant.
**Assumes:  $25mn in EBITDA, generating $14.0mn in EBT, 40% tax rate.  EBITDA and debt outstanding remain constant.
A $100mn EBITDA company returns the NOL
value to shareholders in 16
years*
A $25mn EBITDA company returns the NOL value to shareholders in 64 years**
The Present Value of the NOL
is significantly higher with bigger
deals. Large deals deliver value to
shareholders much faster; while
small deals deliver value much
slower, if at all.
Value
Value
*
*

Recent Deals Our Board Slate Has Evaluated

Transaction A: Transaction B:
The New Signature Board Slate is seeing the type of deals that SGGH needs
Industrial Company with steady earnings and
EBITDA of approximately $100mm
Product Supply Company with $75mm of EBITDA
SGGH could have purchased at an attractive
price
Deal would have used the NOLs quite
effectively, creating value
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

Conclusion

•
Weak Board with Inappropriate Talent Mix
•
Inexperienced Management
•
Ineffective Strategy (actually, NO strategy)
•
Wasteful Cost Structure
The New Signature Board
slate offers:
•
CEOs with public company experience
•
Appropriate deal experience and access to deal flow
•
Demonstrated value creation for investors and
shareholders
•
A vision for generating value at SGGH
Please vote the GOLD Proxy! Thank you.
As Time is Running
Out.
SGGH Today suffers from:
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

New Signature As Time is Running Out! THE NEW SIGNATURE BOARD SLATE A New Vision for SGGH 21 * * * * *

Appendix *

The New Signature Slate

Craig Bouchard Chairman of the Board and Chief Executive Officer of Cambelle-Inland, LLC, an entity created in 2013 through which Mr. Bouchard manages certain investment activities in China. Prior to founding Cambelle-Inland, LLC, in
2010, Mr. Bouchard founded Shale-Inland, a leading master distributor of stainless steel pipe, valves and fittings, and stamped and fabricated parts to the US energy industry with revenues approaching $1 billion. Mr. Bouchard served as the Chief Executive Officer and later as the Chairman of the Board of Shale-Inland through 2012.
Before he founded Shale-Inland, Mr. Bouchard was President and Vice Chairman of Esmark, Inc., a publicly traded company on the NASDAQ. Mr. Bouchard co-founded Esmark, Inc. in 2004. Craig was named a finalist for the 2005 Ernst & Young Entrepreneur of the Year Award in Illinois. His team later crafted the first and only hostile reverse tender merger on Wall Street, successfully replacing 9 directors of Wheeling Pittsburg
Corporation in 2007. In doing so, Esmark became the nation’s fifth largest steel company. During Mr. Bouchard’s tenure, Esmark’s revenues grew from $4 million to over $3 billion. The company was one of the highest appreciating stocks on the NASDAQ or the NYSE for the full year 2008. The story was told in “America for
Sale,” Copyright 2009, Craig T. Bouchard and James V. Koch (ABC-CLIO).
From 1998-2003, Mr. Bouchard was the President and Chief Executive Officer of New York based NumeriX, a risk management software company commanding a leading market share on Wall Street.
Mr. Bouchard holds a Bachelors degree from Illinois State University, a Masters Degree in Economics from Illinois
State University, and an MBA from the University of Chicago. He has been a member of the Board of Trustees of
Boston University and the Foundation of the University of Montana. He is currently a member of the Board of the Department of Athletics at Duke University. Mr. Bouchard holds United States Patent No. 4,212,168, Power
Producing Dry-Type Cooling
Systems,
and has authored, with James V. Koch, the book “The Caterpillar Way.
Lessons in Leadership, Growth and Stockholder Value,” Copyright 2013, (McGraw Hill, November 2013;
www.craigbouchard.com). Mr. Bouchard has significant executive experience in a variety of industries, including risk management, strategic planning, raising capital, financial engineering, a distinctive record of business successes and considerable experience in growing his companies both organically and through accretive acquisitions.
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

The New Signature Slate

Steve Gidumal
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
Since 2004, served as the co-founder, President and Portfolio Manager for Virtus Capital, L.P., a firm based in
Orlando, Florida that invests in the securities of companies in distressed and restructuring situations, including a variety of real estate and financial institutions. From August 2006 to August 2008, Mr. Gidumal also served as
Co-Portfolio Manager of Resurgence Asset Management, a distressed fund based in New York City for which he co-ran a portfolio in excess of $400 million, and played a key role in selling operating businesses and being the lead negotiator for a group of investors in the multi-billion Eurotunnel restructuring and in the Smartalk litigation resolution.
Mr. Gidumal served on the Board of the Company from 2011-2012. He has also been a director of Golden Gate
Homes, Inc. since 2009, and has been the sole director since 2011. From 2011 to 2012, Mr. Gidumal served as the Chairman of the Board of Directors of RoomStore, Inc., where he also served on the Audit Committee, the
Compensation Committee and the Corporate Governance Committee. From 2006 to 2008, Mr. Gidumal served as a director for Sterling Chemicals, Inc., where he also served on the Compensation Committee. Mr. Gidumal also served on the Board of Managers for Mirant Corporate Asset Recovery (“MCAR”) litigation trust from 2006 to 2012, where he was the lead negotiator in the litigation with Southern Energy, where he negotiated a $202 million cash settlement which was paid to MCAR.
Mr. Gidumal earned a Bachelor of Science degree in Economics from the University of Pennsylvania (Wharton undergraduate program) and a Master of Business Administration from Harvard Business School as a Baker
Scholar. Mr. Gidumal is a proposed Concerned Stockholder Nominee in light of Mr. Gidumal’s significant experience as an investor, board member and committee member. Further, Mr. Gidumal has considerable expertise in financial statement audits and capital allocation.
*
*

The New Signature Slate

Malcolm F. MacLean IV Managing Member of Duart Holdings LLC. Mr. MacLean is a Founder, Managing Partner and Director of Star Asia
Group, an opportunistic real estate debt and equity investment firm in Tokyo which was he co-founded in 2006.
Mr. MacLean is also the co-Founder and Chairman of Delta Capital Investments KK, a student housing and share-
house investment company based in Tokyo, which was founded in 2009. Mr. MacLean also serves as a Partner at
Taurus Capital Partners LLC, an angel and venture capital investor. From 2000 to 2009, Mr. MacLean was the
President and Head Trader at Mercury Global Real Estate Advisors LLC, a global real estate investment firm.
From 1992 to 2000, Mr. MacLean was a senior investment banker in Kidder, Peabody & Co.’s and PaineWebber
Inc.’s Real Estate Investment Banking Groups, specializing in originating, structuring and executing of equity, debt and mergers and acquisitions transactions consummating transactions in excess of $15 billion.
Mr. MacLean earned a Bachelor of Arts degree in Economics and Law at Trinity College in Hartford, Connecticut.
He also studied International Economics at Cambridge University in the United Kingdom. Mr. MacLean has over
20 years of experience in the global investment business having structured and consummated over $20 billion of investments. His expertise is in identifying and making deep value and special situations investments and then creating additional value for investors.
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
*
*

The New Signature Slate

Raj Maheshwari
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
Managing Director of Charlestown Capital Advisors, LLC, a private merchant banking company specializing in financial advisory/ merchant banking services (including mergers and acquisitions advisory) to public and private market emerging companies. Under Mr. Maheshwari’s tenure, Charlestown Capital has been a mergers and acquisitions advisor to Esmark, Inc, a steel company that was sold to OAO Severstal of Russia in August, 2008 for $1.3 billion.
Charlestown Capital continues to be a financial advisor to The Bouchard Group, the founders of Esmark, Inc. and to their successor companies. In 2011, Charlestown Capital led the successful reorganization of Meruelo Maddux
Properties (subsequently renamed EVOQ Properties), a commercial real estate company based in Los Angeles under
Chapter 11 of the U.S. Bankruptcy Code. Charlestown Capital, under Mr. Maheshwari’s leadership, has been a strategic mergers and acquisitions advisor to emerging companies in a variety of sectors. In particular, Charlestown assisted in Shale-Inland’s acquisitions of Main Steel in 2011 HDSupply IPVF in 2012. Charlestown Capital has also advised Akela Pharmaceuticals, LTS Lohmann, Artevea Digital, among other emerging companies, in their mergers and acquisitions activities.
Prior to founding Charlestown Capital, Mr. Maheshwari was a portfolio manager and managing director at Weiss Peck and Greer Investments (“WPG”). From 1999 to August, 2005, Mr. Maheshwari was a Portfolio Manager and
Managing Director at WPG (and its successor parent company Robeco Investment Management). At WPG, he built and managed a $500 million (approximately) Risk Arbitrage and Special Situations/Event Driven hedge fund. In addition, at WPG and its parent company, Robeco Investment Management, he was involved in many aspects of investment management, including asset allocation, identifying new investment strategies, and overall investment management strategy. From 1996 to 1999, Mr. Maheshwari was a Vice President of Research at Robert Fleming, Inc.,
where he helped run a $250 million (approximately) equity arbitrage portfolio.
Mr. Maheshwari holds a Bachelor of Science degree in Mathematics and Computer Sciences from the State University of New York at Albany and an MBA from New York University. Mr. Maheshwari has considerable investing experience, as well as expertise in identifying and closing value enhancing strategic transactions and in reviewing financial statements and capital allocation.
*
*

The New Signature Slate

Clifford D. Nastas
A New Vision for SGGH
THE NEW SIGNATURE BOARD SLATE
Chief Executive Officer and a member of the Board of Directors of Material Sciences Corporation (“MSC”), a
leading global provider of material based solutions for the automotive, electronics, appliance and construction industries, serving in those capacities since December 1, 2005. Mr. Nastas served as President and Chief Operating
Officer of MSC from June 2005 to December 2005, and as Executive Vice President and Chief Operating Officer
from October 2004 through June 2005. Prior to that time, he held numerous executive positions with MSC from
January 2001 to October 2004. Mr. Nastas served as the Global Automotive Business Director for Honeywell
International Inc., a technology and manufacturing provider of aerospace products, control technologies, automotive products, specialty chemicals and advanced materials, from 1995 until he joined MSC in January 2001.
Mr. Nastas served as an independent member of the Board of Directors of Quixote Corporation and sat on its
Audit Committee from 2009 until the company was sold in March 2010.
Mr. Nastas earned a Bachelor of Science degree in Chemical Engineering from Wayne State University and an MBA from Case Western University. Mr. Nastas has significant and successful senior management experience and a wealth of public company board service experience.
*
*